25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

SECOND QUARTER 2019 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended June 30, 2019:

○	Net revenues of $13,508,000, an increase of 1% over the prior year period
○	Gross Profit of $6,133,000, or 45.4%
○	Net income of $156,000
○	Non-GAAP Adjusted EBITDA of $1,127,000, an increase of 5% over the prior year period
○	New Customer orders of $13,084,000 and strong proposal activity
○	Strategic investments in 5G-focused R&D to drive future growth
○	Reiterates 2019 and 2023 targets

August 13, 2019

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the second quarter ended June 30, 2019.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “Our second quarter financial results met our expectations resulting in improved operating income and net income over last year. We are excited about our new product introductions, customer wins, and partner collaborations across all segments of our business this year, further enhancing our positioning to benefit from growth in defense spending, network densification and 5G testing and deployment.”

Whelan continued, “We remain optimistic about the top-line momentum for the remainder of 2019 and are confident that specific projects in our sales funnel will be drivers of second half performance. Beyond 2019, our funnel of large opportunities, strategic partnerships, and market tailwinds strengthen our conviction in our 2023 targets.”

For the quarter ended June 30, 2019, the Company reported consolidated net revenues of $13,508,000, compared to $13,414,000 for the same period in 2018, an increase of 0.7%. Network Solutions revenue was flat compared to the prior year. Embedded Solutions revenue increased 11.7% on higher sales of digital signal processing hardware, somewhat offset by a decrease of 9.7% in Test and Measurement revenue on lower government shipments compared to the same quarter last year. The Company expects government shipments to increase in the second half of the year.

Consolidated gross profit in the second quarter was $6,133,000, or 45.4% of revenue, compared to $6,170,000 or 46.0% of revenue, for the same period in 2018. The slight decrease was primarily due to a decrease in high margin software and service revenue in Embedded Solutions, partially offset by favorable product mix and cost reduction initiatives in Test and Measurement.

The Company also reported a $150,000 reduction in consolidated operating expenses from $6,137,000 in the second quarter of 2018 to $5,987,000 in the same period in 2019. The decrease was primarily related to lower G&A costs and contingent consideration associated with the CommAgility transaction, offset by higher headcount deployment in research and development in the area of 5G roadmap development.

Net income for the quarter ended June 30, 2019 was $156,000, compared to a net loss of $180,000 for the same period in 2018.

Non-GAAP Adjusted EBITDA for the quarter ended June 30, 2019 was $1,127,000, compared to $1,076,000 for the same period in 2018. The Company’s explanation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income (loss) are set out below in this press release.

New customer orders for the quarter increased 10% to $13,084,000 compared to $11,871,000 in the same quarter last year. The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was $7,215,000 at June 30, 2019, compared to the June 30, 2018 backlog of $8,800,000.

Outlook

The Company continues to expect full year 2019 revenue growth in the low to mid-single digits, comparable gross margins to 2018, and improved operating profitability.

Beyond 2019, the Company reaffirms its expectation to grow revenues organically between 10% and 12% over the next four years based on the long term trends of network densification and 5G deployment, private LTE network expansion and increased military spend. The Company also expects strong organic growth to be driven by multiple internal initiatives including the continuation of new product introductions, channel expansion, and operational excellence. The Company’s 2023 targets include annual revenues of $100 million, inclusive of strategic acquisitions, gross profit margins between 47% and 49%, and Adjusted EBITDA margins of approximately 15%. The Company defines Adjusted EBITDA margins as Adjusted EBITDA divided by revenue (see use of Non-GAAP Financial Measures below).

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 710451. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/31233

A replay will be made available on the Wireless Telecom website for a limited period of time following the conference call.

Contact: Mike Kandell

(973) 386-9696

Or

John Nesbett or Jen Belodeau

(203) 972 9200

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, the one-time non-cash inventory impairment charges, unrealized and realized foreign exchange gains and losses, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs and includes cash received in 2018 related to revenue that would have been recognized in 2018 but for the adoption of ASU Topic 606. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected Adjusted EBITDA Margin as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

The Company views Adjusted EBITDA and Adjusted EBITDA margin as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA and Adjusted EBITDA margin are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that Adjusted EBITDA and Adjusted EBITDA margin metrics provide qualitative insight into our current performance and we use these measures to evaluate our results. Additionally, we use Adjusted EBITDA to measure the performance of our management team and management’s entitlement to incentive compensation. We believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding expectations for increased government shipments in the fourth quarter of 2019; full year 2019 revenue growth in the low to mid-single digits, comparable gross margins to 2018, and improved operating profitability; that the Company will grow revenues organically between 10 and 12% over the next four years based on the long term trends of network densification and 5G deployment, private LTE network expansion, and increased military spend; that there will be strong organic growth driven by multiple internal initiatives including the continuation of new product introductions, channel expansion, and operational excellence; for the Company’s 2023 targets to include annual revenues of $100 million, inclusive of strategic acquisitions, gross profit margins between 47% and 49%, and Adjusted EBITDA margins of approximately 15%. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ability of management to successfully implement the Company’s business plan and strategy; the loss of any significant customers of the Company; the Company’s ability to acquire accretive businesses and successfully integrate acquired businesses; product demand and development of competitive technologies in the Company’s market sector; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced radio frequency and microwave components, modules, systems and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
NET REVENUES	$13,508	$13,414	$26,540	$26,678

COST OF REVENUES	7,375	7,244	14,681	14,239

GROSS PROFIT	6,133	6,170	11,859	12,439

Operating Expenses
Research and Development	1,499	1,313	3,213	2,469
Sales and Marketing	2,027	1,933	3,964	3,844
General and Administrative	2,461	2,678	4,933	5,311
Loss on Change in Fair Value of Contingent Consideration	-	213	-	213
Total Operating Expenses	5,987	6,137	12,110	11,837

Operating Income/(Loss)	146	33	(251)	602

Other Income/(Expense)	135	33	165	(13)
Interest Expense	(73)	(141)	(188)	(234)

Income/(Loss) before taxes	208	(75)	(274)	355

Tax Provision/(Benefit)	52	105	(86)	161

Net Income/(Loss)	$156	$(180)	$(188)	$194

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustments	(380)	(963)	(75)	(383)
Comprehensive Income/(Loss)	$(224)	$(1,143)	$(263)	$(189)

Earnings/(Loss) Per Share:
Basic	$0.01	$(0.01)	$(0.01)	$0.01
Diluted	$0.01	$(0.01)	$(0.01)	$0.01

Weighted Average Shares Outstanding:
Basic	20,973	20,864	20,973	20,755
Diluted	21,593	20,864	20,973	21,511

In periods with a net loss, the basic loss per share equals the diluted loss per share as all common stock equivalents are excluded from the per share calculation because they are anti-dilutive.

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	June 30 2019	December 31 2018
	(Unaudited)
CURRENT ASSETS
Cash & Cash Equivalents	$4,407	$5,015
Accounts Receivable - net of reserves of $63 and $44, respectively	9,565	8,638
Inventories - net of reserves of $1,919 and $1,910, respectively	8,490	6,884
Prepaid Expenses and Other Current Assets	973	1,689

TOTAL CURRENT ASSETS	23,435	22,226

PROPERTY PLANT AND EQUIPMENT - NET	2,411	2,578

OTHER ASSETS
Goodwill	9,751	9,778
Acquired Intangible Assets, net	2,667	3,206
Deferred Income Taxes	5,737	5,592
Right Of Use Assets	1,657	-
Other	577	787

TOTAL OTHER ASSETS	20,389	19,363

TOTAL ASSETS	$46,235	$44,167

CURRENT LIABILITIES
Short Term Debt	$2,892	$2,016
Accounts Payable	5,266	3,252
Short Term Leases	432	-
Accrued Expenses and Other Current Liabilities	3,264	6,083
Deferred Revenue	321	103

TOTAL CURRENT LIABILITIES	12,175	11,454

LONG TERM LIABILITIES
Long Term Leases	1,238	-
Other Long Term Liabilities	89	115
Deferred Tax Liability	614	616
TOTAL LONG TERM LIABILITIES	1,941	731

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized, 34,488,252 and 34,393,252 shares issued, 21,300,252 and 21,205,251 shares outstanding	345	344
Additional Paid in Capital	48,878	48,479
Retained Earnings	7,368	7,556
Treasury Stock at Cost, 13,188,601 and 13,188,601 shares, respectively	(24,509)	(24,509)
Accumulated Other Comprehensive Income	37	112
TOTAL SHAREHOLDERS’ EQUITY	32,119	31,982

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$46,235	$44,167

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	For the Six Months
	Ended June 30
	2019	2018
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net Income/(Loss)	$(188)	$194
Adjustments to reconcile net income/(loss) to net cash provided/(used) by operating activities:
Depreciation and Amortization	1,196	1,237
Amortization of Debt Issuance Fees	31	39
Share-based Compensation Expense	400	348
Deferred Rent	(12)	7
Deferred Income Taxes	(146)	88
Provision for Doubtful Accounts	18	22
Inventory Reserves	137	45
Changes in Assets and Liabilities:
Accounts Receivable	(968)	(2,090)
Inventories	(1,776)	(1,101)
Prepaid Expenses and Other Assets	899	(154)
Accounts Payable	2,046	(50)
Accrued Expenses and Other Liabilities	(883)	1,611
Payment of Contingent Consideration	(772)	-
Net Cash Provided/(Used) by Operating Activities	(18)	196

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital Expenditures	(261)	(583)
Acquisition of Business	(426)	(811)
Net Cash Used by Investing Activities	(687)	(1,394)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver Borrowings	18,594	19,721
Revolver Repayments	(17,642)	(18,473)
Term Loan Repayments	(76)	(76)
Payment of Contingent Consideration	(782)	-
Proceeds from Exercise of Stock Options	-	288
Net Cash Provided by Financing Activities	94	1,460

Effect of Exchange Rate Changes on Cash and Cash Equivalents	3	(85)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(608)	177

Cash and Cash Equivalents, at Beginning of Period	5,015	2,458

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$4,407	$2,635

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for Interest	$97	$78
Cash Paid During the Period for Income Taxes	$53	$24

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands, Unaudited)

	Three months ended June 30
	Revenue		% of Revenue		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$5,575	$5,636	41.3%	42.0%	$(61)	-1.1%
Test and Measurement	3,192	3,534	23.6%	26.4%	(342)	-9.7%
Embedded Solutions	4,741	4,244	35.1%	31.6%	497	11.7%
Total Net Revenues	$13,508	$13,414	100.0%	100.0%	$94	0.7%

	Three months ended June 30
	Gross Profit		Gross Profit %		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$2,402	$2,468	43.1%	43.8%	$(66)	-2.7%
Test and Measurement	1,775	1,815	55.6%	51.4%	(40)	-2.2%
Embedded Solutions	1,956	1,887	41.3%	44.5%	69	3.7%
Total Gross Profit	$6,133	$6,170	45.4%	46.0%	$(37)	-0.6%

	Six months ended June 30
	Revenue		% of Revenue		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$11,333	$11,147	42.7%	41.8%	$186	1.7%
Test and Measurement	6,222	7,297	23.4%	27.3%	(1,075)	-14.7%
Embedded Solutions	8,985	8,234	33.9%	30.9%	751	9.1%
Total Net Revenues	$26,540	$26,678	100.0%	100.0%	$(138)	-0.5%

	Six months ended June 30
	Gross Profit		Gross Profit %		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$4,790	$4,911	42.3%	44.1%	$(121)	-2.5%
Test and Measurement	3,343	3,660	53.7%	50.2%	(317)	-8.7%
Embedded Solutions	3,726	3,868	41.5%	47.0%	(142)	-3.7%
Total Gross Profit	$11,859	$12,439	44.7%	46.6%	$(580)	-4.7%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018

GAAP Net Income/(Loss), as reported	$156	$(180)	$(188)	$194
Tax Provision/(Benefit)	52	105	(86)	161
Depreciation and Amortization Expense	647	611	1,196	1,237
Interest Expense	73	141	188	234
Non-GAAP EBITDA	928	677	1,110	1,826
Stock Compensation Expense	191	160	400	348
Integration Expenses	-	11	-	60
Inventory Recovery	(2)	(6)	(4)	(14)
FX (Gain)/Loss	(114)	(43)	(149)	4
US GAAP Purchase Accounting	-	64	-	64
Change in Fair Value of Contingent Consideration	-	213	-	213
Non Recurring Arbitration Legal Costs	124	-	124	-
Non-GAAP Adjusted EBITDA	$1,127	$1,076	$1,481	$2,689